Exhibit 99.1

FOOTNOTES

1.
This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co. (“Goldman Sachs”), GSCP VI Advisors, L.L.C. (“GSCP Advisors”), GSCP VI Offshore Advisors, L.L.C. (“GSCP Offshore Advisors”), GS Advisors VI, L.L.C. (“GS Advisors”), Goldman, Sachs Management GP GmbH (“GS GmbH”), GS Capital Partners VI Fund, L.P. (“GS Capital”), GS Capital Partners VI Offshore Fund, L.P. (“GS Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany”), GS Capital Partners VI Parallel, L.P. (“GS Parallel”), GS Mezzanine Partners V Onshore Fund, L.L.C. (“GS Mezzanine Onshore GP”), GS Mezzanine Partners V Institutional Fund, L.L.C. (“GS Mezzanine Institutional GP”), GS Mezzanine Partners V Offshore Fund, L.L.C. (“GS Mezzanine Offshore GP”), GS Mezzanine Partners V Onshore Fund, L.P. (“GS Mezzanine Onshore”), GS Mezzanine Partners V Institutional Fund, L.P. (“GS Mezzanine Institutional”), GS Mezzanine Partners V Offshore Fund, L.P. (“GS Mezzanine Offshore”), GSMP V Onshore US, Ltd. (“GSMP Onshore”), GSMP V Institutional US, Ltd. (“GSMP Institutional”), and GSMP V Offshore US, Ltd. (“GSMP Offshore” and, together with the foregoing entities, the “Reporting Persons”). GS Capital, GS Offshore, GS Parallel, GS Germany, GSMP Onshore, GSMP Institutional, and GSMP Offshore are referred to herein as the “GS Investors”.  Goldman Sachs is a wholly-owned subsidiary of GS Group.  Goldman Sachs also serves as the manager and the investment manager of certain of the Reporting Persons other than GS Group.  Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a “person” for any purpose other than for compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Due to the electronic system’s limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate.

2.
In accordance with the Amended and Restated Certificate of Designations, Preferences and Rights of the Series D Participating Convertible Preferred Stock (the “Series D Preferred Stock”), the Series D Preferred Stock is convertible into shares of common stock (“Common Stock”) of MoneyGram International, Inc. (the “Company”) by a holder (other than the Reporting Persons and their affiliates) who receives such shares by means of (i) a widespread public distribution, (ii) a transfer to an underwriter for the purpose of conducting a widespread public distribution, (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company, or (iv) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such transferor or its affiliates, as applicable (each of (i) – (iv), a “Widely Dispersed Offering”).  The number of shares of Common Stock to be issued upon conversion shall be determined by multiplying each share of Series D Preferred Stock by 125.  The Series D Preferred Stock is non-voting while held by the GS Investors or their affiliates, and while held by any holder who receives such shares by means other than a Widely Dispersed Offering.  The Reporting Persons may be deemed to be a member of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, with (i) Thomas H. Lee Partners, L.P. (“THL”) and (ii) Silver Point Capital, L.P. and Silver Point Capital Offshore Fund, Ltd. (collectively, “Silver Point”) and may be deemed to beneficially own the Common Stock deemed to be beneficially owned or able to be acquired within 60 days by THL or Silver Point.

3.
Pursuant to an underwriting agreement, dated November 17, 2011 (the “Underwriting Agreement”), by and among Morgan Stanley & Co. LLC, Goldman Sachs, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (together with several underwriters named in Schedule II thereto, the “Underwriters”), the Company and the selling stockholders named in Schedule I thereto (the “Selling Stockholders”), the Underwriters agreed to purchase from the Selling Stockholders and the Selling Stockholders agreed to sell to the Underwriters an aggregate of 9,250,000 shares of Common Stock (the “Sale”), which aggregate amount includes 60,000 shares of Series D Preferred Stock held by the Reporting Persons, which were converted pursuant to the terms of the Series D Preferred Stock into 7,500,000 shares of Common Stock in the Sale.  In addition, pursuant to the Underwriting Agreement, the Underwriters were granted an option to sell an additional 5,550 shares of Series D Preferred Stock (which shares would convert into an additional 693,750 shares of Common Stock (if all such shares were sold) in connection with any such sale) if such option is exercised by the Underwriters (the “Over-Allotment Option”).

Pursuant to the final prospectus filed by the Company on November 18, 2011, the public offering price in the public offering of Common Stock by the Company was $16.25 per share of Common Stock and the underwriting discount was $0.71094 per share of Common Stock.  Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase 9,250,000 shares of Common Stock in the Sale and have not exercised the Over-Allotment Option in such Sale.  Accordingly, the Reporting Persons sold an aggregate of 60,000 shares of Series D Preferred Stock (which shares converted into 7,500,000 shares of Common Stock in such Sale to the Underwriters and received a price per share of Common Stock of $15.53906 (which is net of underwriting discounts and commissions) for an aggregate amount of $116,542,950.00).

4.
As of November 23, 2011, GS Group may be deemed to beneficially own an aggregate of 14,176,820 shares of Common Stock, consisting of (i) 113,189.5678 shares of Series D Preferred Stock acquired in connection with the May 18, 2011 recapitalization of the Company, which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 14,148,692 shares of Common Stock and (ii) 28,128 shares of Common Stock held directly by Goldman Sachs.

As of November 23, 2011, Goldman Sachs may be deemed to beneficially own an aggregate of 13,787,407 shares of Common Stock, consisting of (i) 110,074.2584 shares of Series D Preferred Stock acquired in connection with the May 18, 2011 recapitalization of the Company, which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 13,759,279 shares of Common Stock and (ii) 28,128 shares of Common Stock held directly by Goldman Sachs.  Goldman Sachs also has open short positions of 3,391 shares of Common Stock.  Goldman Sachs' direct beneficial ownership reflects changes due to exempt transactions.

As of November 23, 2011, GS Capital and its sole general partner GSCP Advisors may each be deemed to beneficially own an aggregate of 5,138,163 shares of Common Stock, consisting of 41,105.3079 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 5,138,163 shares of Common Stock.

As of November 23, 2011, GS Offshore and its sole general partner GSCP Offshore Advisors may each be deemed to beneficially own an aggregate of 4,273,744 shares of Common Stock, consisting of 34,189.9522 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 4,273,744 shares of Common Stock.

As of November 23, 2011, GS Parallel and its sole general partner GS Advisors may each be deemed to beneficially own an aggregate of 1,412,907 shares of Common Stock, consisting of 11,303.2596 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 1,412,907 shares of Common Stock.

As of November 23, 2011, GS Germany and its sole general partner GS GmbH may each be deemed to beneficially own an aggregate of 182,610 shares of Common Stock, consisting of 1,460.8822 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 182,610 shares of Common Stock.

As of November 23, 2011, GS Mezzanine Onshore, its sole general partner GS Mezzanine Onshore GP, and GSMP Onshore, of which GS Mezzanine Onshore is the sole shareholder, may each be deemed to beneficially own an aggregate of 1,062,033 shares of Common Stock, consisting of 8,496.2689 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 1,062,033 shares of Common Stock.

As of November 23, 2011, GS Mezzanine Institutional, its sole general partner GS Mezzanine Institutional GP and GSMP Institutional, of which GS Mezzanine Institutional is the sole shareholder, may each be deemed to beneficially own an aggregate of 102,959 shares of Common Stock, consisting of 823.6797 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 102,959 shares of Common Stock.

As of November 23, 2011, GS Mezzanine Offshore, its sole general partner GS Mezzanine Offshore GP and GSMP Offshore may each be deemed to beneficially own an aggregate of 1,586,863 shares of Common Stock, consisting of 12,694.9079 shares of Series D Preferred Stock which are convertible by a holder, other than the Reporting Persons or their affiliates, that receives such shares by means of a Widely Dispersed Offering, subject to certain limitations, into 1,586,863 shares of Common Stock.

As of November 23, 2011, THL and Silver Point may be deemed to beneficially own an aggregate of 37,575,150 shares of Common Stock, representing in the aggregate approximately 52.6% of the outstanding Common Stock.

The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein.